EXHIBIT 32.1

CERTIFICATION

In connection with this Annual Report on Form 10-K/A (Amendment No. 1) of Truven Holding Corp. and Truven Health Analytics Inc., for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Truven Holding Corp. and Truven Health Analytics Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, that to such officer’s knowledge:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Truven Holding Corp. and Truven Health Analytics Inc.

/s/ Mike Boswood__________________________
Mike Boswood
President and Chief Executive Officer
Truven Holding Corp. and Truven Health Analytics Inc.

Date: June 23, 2015

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.